Exhibit 10.2

LEASE AGREEMENT

THIS AGREEMENT is dated effective March 31, 2004.

BETWEEN:

FRASER RIVER METALS DEPOT INC., a company incorporated
pursuant to the laws of British Columbia with an office located at 802-738
Broughton Street, Vancouver, BC, V6G-3A7;

("Lessor")
OF THE FIRST PART

AND:

BROWNSVILLE COMPANY, a company incorporated pursuant to the
laws of Nevada with an office located at 23227 Dogwood Avenue, Maple
Ridge, BC V2X 4S4;

("Brownsville")
OF THE SECOND PART

WHEREAS:

A.   The Lessor is the owner of land and improvements commonly known and numbered as [address](the "Premises");

B.   The Lessor has agreed to lease the Premises to Brownsville upon the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.   TERM

The Lessor hereby leases the Premises to Brownsville, and Brownsville hereby leases the Premises from the Lessor for, subject to paragraph 9, an initial term of five years commencing on April 1, 2004 (the "Lease"). Brownsville may renew the Lease for a further five year period by providing the Lessor with written notice of the renewal not less than 30 days prior to the expiration of the initial five year term of the Lease. Any renewal term shall be upon the same terms and conditions as the initial three year term of the Lease.

2.   RENTAL

2.1   During the term of the Lease and any renewal term, Brownsville shall pay to the Lessor 8% of its gross sales from operations conducted on the Premises (the "Rent"), payable on a monthly basis in arrears on the 10th business day following the end of each calendar month. The first such payment shall be due on May 14, 2004.

2.2   The Lessor or its representatives duly appointed in writing shall have the right at all reasonable times, upon written request, to inspect those books and financial records of Brownville which are relevant to the determination of the payment of Rent, and, at the expense of such party, to make copies thereof.

3.   ACCESS

3.1   Upon execution of this Agreement, the Lessor shall give Brownsville access to the Premises for its intended business use.

3.2   All personal property, equipment, machinery, trade fixtures and temporary installations located on the Premises shall remain Brownsville's property free and clear of any claim by the Lessor. Brownsville shall have the right to remove such property at any time during the term of this Agreement provided that all damage to the Premises caused by such removal shall be repaired by Brownsville at its sole expense.

4.   USE

Brownsville shall use the Premises solely for the purposes of operating a recreation vehicle park and marina convenience store. Brownsville shall not use the Premises for any other purpose unless it first obtains the written consent of the Lessor, which consent shall not be unreasonably withheld.

5.   INSURANCE

The Lessor shall maintain fire and extended coverage insurance on the Premises. Brownsville shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located on the Premises, unless the damage is a result of the negligence or deliberate acts of the Lessor or any of its agents, employees or invitees.

6.   UTILITIES

Brownsville shall pay all charges for electricity, telephone and other services and utilities it uses on the Premises during the term of this Agreement.

7.   SIGNS

Subject to the Lessor's consent, which consent shall not be unreasonably withheld, Brownsville shall have the right to place on the Premises, at locations which Brownsville selects, any signs which are permitted by applicable zoning ordinances and private restrictions.

8.   DESTRUCTION AND DAMAGE

8.1   If the Premises or any part thereof is so damaged by fire, casualty or structural defects that it cannot be used for Brownsville's purposes, then Brownsville shall have the right to immediately terminate this Agreement as of the date of such damage. In the event of minor damage to any part of the Premises, and if such damage does not render the Premises unusable for Brownsville's purposes, the Lessor shall promptly repair such damage at its own cost.

8.2   Brownsville shall be relieved from paying rent and other charges during any portion of the Lease term that the Premises are inoperable or unfit for Brownsville's business operations.

9.   DEFAULT AND TERMINATION

9.1   If at any time Brownsville defaults in the payment of rent pursuant to paragraph 2 herein, and if this default continues for five calendar days after the Lessor provides written notice of the default to Brownsville, the Lessor may declare the term of this Agreement terminated by giving Brownsville written notice of such intention. The Lessor shall have, in addition to this remedy, any other right or remedy available either in law or equity. The Lessor shall use reasonable efforts to mitigate its damages.

9.2   At any time, without cause, Brownsville may terminate this Agreement upon providing the Lessor with three months written notice of this intention.

10.   COMPETITION

The Lessor shall not lease or provide any space in the immediate vicinity of the Premises to any person that competes directly with Brownsville.

11.   FURTHER ASSURANCES

The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

12.   ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Agreement.

13.   NOTICE

13.1   Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered, or if mailed by registered mail in Canada, in the case of the Lessor addressed as follows:

Fraser River Metals Depot Inc.
802 - 738 Broughton Street
Vancouver, BC, V6G-3A7

and in the case of Brownsville addressed as follows:

Brownsville Company
23227 Dogwood Avenue
Maple Ridge, BC, V2X-4S4

and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed by registered mail, on the third business day after the date of mailing thereof.

13.2   Either party hereto may from time to time by notice in writing change its address for the purpose of this section.

14.   RELATIONSHIP OF PARTIES

Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party hereto a partner, agent or legal representative of the other party.

15.   TIME OF ESSENCE

Time shall be of the essence of this Agreement.

16.   CURRENCY

All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of Canada.

17.   SEVERABILITY

In the event that any of the paragraphs contained in this Agreement, or any portion of thereof, is unenforceable or is declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions thereof contained in this Agreement and such unenforceable or invalid paragraph, or potion thereof, shall be severable from the remainder of the Agreement.

18.   APPLICABLE LAW

The situs of the Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia.

19.   SUCCESSORS

This Agreement shall extend to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

SIGNED, SEALED,	)
AND DELIVERED by	)
)
)
in the presence of:	)
)
)
/s/ David Wong	)
Witness	)
	)	/s/ Illegible
)
800 - 1006 Beach Avenue	)
Address	)
)
)
____________________________	)
Postal Code	)

THE CORPORATE SEAL of	)
BROWNSVILLE VENTURES INC.	)	/s/ Illegible
was hereunto affixed in the	)
presence of:	)
)
)
/s/ David Wong	)	(c/s)
Witness	)
)
)
800 - 1006 Beach Avenue	)
Address	)
)
____________________________	)
Postal Code	)